EXHIBIT 99.1



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1996

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________




                 Commission File Number 1-1430




          A.  Full title of the plan:

                    REYNOLDS METALS COMPANY
                  SAVINGS AND INVESTMENT PLAN
                     FOR SALARIED EMPLOYEES


          B.  Name of issuer of the securities held
              pursuant to the plan and the address of
              its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003




                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

Report of Independent Auditors...........................    F-1

Audited Financial Statements

 Statements of Net Assets Available for
   Plan Benefits, with Fund Information..................    F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information..............    F-4
 Notes to Financial Statements...........................    F-5


EXHIBITS

 Exhibit A  Consent of Independent Auditors



                           SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REYNOLDS METALS COMPANY
                                   SAVINGS AND INVESTMENT PLAN
                                   FOR SALARIED EMPLOYEES



                                   By: Henry S. Savedge, Jr.
                                       Henry S. Savedge, Jr., Chairman
                                       Savings and Investment
                                        Plan Committee



DATE:  June 24, 1997






    Report of Ernst & Young LLP, Independent Auditors


Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Reynolds Metals Company
Savings and Investment Plan for Salaried Employees as of
December 31, 1996 and 1995, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1996. These financial statements are the responsibility of the management of Reynolds Metals
Company, the Plan's sponsor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Richmond, Virginia
June 19, 1997

                                                   Reynolds Metals Company
                                Savings and Investment Plan for Salaried Employees
                        Statement of Net Assets Available for Plan Benefits, with Fund Information
                                                    (Dollars in Thousands)

                                                        December 31, 1996

                                                                             Fund Information
                                      -----------------------------------------------------------------------------------
                                                                                                                  Non-
                                                                                                               Participant
                                                                Participant Directed                            Directed

                                      -----------------------------------------------------------------------------------
                                                                                 Inter-      Small
                                      Reynolds Diversified  Balanced  Interest  national  Capitalization         Reynolds
                                       Stock    Equities   Investment  Income   Equities     Equities     Loan    Stock
                                       Fund       Fund        Fund      Fund     Fund         Fund        Fund    Fund     Total
                                      ---------------------------------------------------------------------------------------------

Assets
Investment in Master Trust             $55,482   $71,995    $27,906    $98,504    $7,401    $15,271     $11,327  $103,780  $391,666
Accrued income                             340         -          -          -         -          -           -       637       977
Contributions receivable                   107       202        177        137        39         95           -       146       903
Receivable from Executive Life
 Insurance Company                           -         -          -      2,565         -          -           -         -     2,565
                                      ---------------------------------------------------------------------------------------------
Total assets                            55,929    72,197     28,083    101,206     7,440     15,366      11,327   104,563   396,111

Liabilities
Payable to Reynolds Metals Company           -         -          -      2,565         -          -           -         -     2,565
                                      ---------------------------------------------------------------------------------------------
Net assets available for plan benefits $55,929   $72,197    $28,083    $98,641    $7,440    $15,366     $11,327   $104,563 $393,546
                                      =============================================================================================


See accompanying notes.


                                                        Reynolds Metals Company
                                                 Savings and Investment Plan for Salaried Employees
                                   Statement of Net Assets Available for Plan Benefits, with Fund Information
                                                         (Dollars in Thousands)

                                                            December 31, 1995

                                                                             Fund Information
                                      -----------------------------------------------------------------------------------
                                                                                                                  Non-
                                                                                                               Participant
                                                                Participant Directed                            Directed

                                      -----------------------------------------------------------------------------------
                                                                                 Inter-      Small
                                      Reynolds Diversified  Balanced  Interest  national  Capitalization         Reynolds
                                       Stock    Equities   Investment  Income   Equities     Equities     Loan    Stock
                                       Fund       Fund        Fund      Fund     Fund         Fund        Fund    Fund     Total
                                      ---------------------------------------------------------------------------------------------

Assets
Investments:
 Common stock of Reynolds Metals
  Company                             $55,667                                                                     $99,612  $155,279
 Mutual funds:
  Diversified Equities                      -    $51,994                                                                -    51,994
  Balanced                                  -          -    $20,230                                                     -    20,230
  International Equities                    -          -          -              $2,680                                 -     2,680
  Small Capitalization                      -          -          -                   -    $6,358                       -     6,358
 Investment contracts                       -          -          -    $82,223        -         -                       -    82,223
 Cash equivalents                         772        280        112     13,193       25        34                   1,335    15,751
 Loans to participants                      -          -          -          -        -         -       $10,602         -    10,602
                                      ---------------------------------------------------------------------------------------------
Total investments                      56,439     52,274     20,342     95,416    2,705     6,392        10,602   100,947   345,117


Accrued income                            348          -          -          -       66       297             -       622     1,333
Receivable from Executive Life
 Insurance Company                          -          -          -      3,066        -         -             -         -     3,066
                                      ---------------------------------------------------------------------------------------------
Total assets                           56,787     52,274     20,342     98,482    2,771     6,689        10,602   101,569   349,516


Liabilities
Payable to Reynolds Metals Company          -          -         -       3,066        -         -             -         -     3,066
                                      ---------------------------------------------------------------------------------------------
Net assets available for plan
 benefits                             $56,787    $52,274    $20,342    $95,416   $2,771    $6,689       $10,602   $101,569 $346,450

                                      =============================================================================================

    See accompanying notes


                                                       Reynolds Metals Company
                                            Savings and Investment Plan for Salaried Employees
                               Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information
                                                        (Dollars in Thousands)

                                                     Year Ended December 31, 1996

                                                                             Fund Information
                                      -----------------------------------------------------------------------------------
                                                                                                                  Non-
                                                                                                               Participant
                                                                Participant Directed                            Directed

                                      -----------------------------------------------------------------------------------
                                                                                 Inter-      Small
                                      Reynolds Diversified  Balanced  Interest  national  Capitalization         Reynolds
                                       Stock    Equities   Investment  Income   Equities     Equities     Loan    Stock
                                       Fund       Fund        Fund      Fund     Fund         Fund        Fund    Fund     Total
                                      ---------------------------------------------------------------------------------------------

Additions to net assets:
 Net Investment gain from
  Master Trust                        $ 2,519    $12,900    $ 3,663   $ 5,682    $  701    $ 2,347      $  946   $ 2,301  $ 31,059
  (Note 3):

Contributions:
 Employer                                   -          -          -         -         -         -            -     7,260     7,260
 Employee                               4,401      6,125      3,414     5,707       998     1,971            -         -    22,616
                                      ---------------------------------------------------------------------------------------------
                                        4,401      6,125      3,414     5,707       998     1,971            -     7,260    29,876

Assets transferred from
 other plans                               92        184        129     2,166        27        29           28         -     2,655
                                      ---------------------------------------------------------------------------------------------
Total Additions                         7,012     19,209      7,206    13,555     1,726     4,347          974     9,561    63,590

Deductions from net assets:
 Withdrawals by participants            1,991      2,568      1,056     5,416       148       272          332     4,689    16,472
 Administrative expenses                    -          -          -        22         -         -            -         -        22
                                      ---------------------------------------------------------------------------------------------
Total Deductions                        1,991      2,568      1,056     5,438       148       272          332     4,689    16,494

Interfund transfers                    (5,879)     3,282      1,591    (4,892)    3,091     4,602           83    (1,878)        -
                                      ---------------------------------------------------------------------------------------------

Net increase (decrease)                  (858)    19,923      7,741     3,225     4,669     8,677          725     2,994    47,096

Net assets available for plan benefits:
 Beginning of year                     56,787     52,274     20,342    95,416     2,771     6,689       10,602   101,569   346,450
                                      ---------------------------------------------------------------------------------------------
 End of year                          $55,929    $72,197    $28,083   $98,641    $7,440   $15,366      $11,327  $104,563  $393,546
                                      =============================================================================================


See accompanying notes.


                Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

              Notes to Financial Statements
                   (Dollars in Thousands)

                     December 31, 1996


1. Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Reynolds Metals Company
Savings and Investment Plan for Salaried Employees ("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Common Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Guaranteed Investment contracts with insurance companies are reported at "contract value," which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.


                    Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

              Notes to Financial Statements (continued)

2. Summary of Significant Plan Provisions

Reynolds Metals Company (the "Company") established the Plan effective July 1, 1978, covering salaried employees of the Company and certain of its subsidiaries and affiliates. The Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. A complete description of the Plan is contained in the Summary Plan Description and in the Plan document, copies of which are available from the Company.

Plan participation is available to eligible employees who have completed 30 days of service and is voluntary. Prior to January 1, 1997, a participant was entitled to make payroll contributions to the Plan in specified amounts ranging from 1% to 12% of compensation in 1% increments. On January 1, 1997, the maximum amount that a participant is entitled to contribute increased to 16% of compensation.


                    Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

              Notes to Financial Statements (continued)

2. Summary of Significant Plan Provisions (continued)

The Company contributes an amount equal to 50% of each participating employee's payroll contributions up to 6% of compensation. The Company may also contribute up to an additional 50% of each participating employee's payroll contributions up to 6% of compensation. The Company did not elect to make an additional matching contribution for 1996 or 1995.

Eligible employees who received a cash award under the Reynolds Metals Company Profit Sharing Program for Salaried
Employees or a gainsharing payment during 1996 were allowed to contribute between 10% and 50% of any such award (in 10% increments) to the Plan. Participants may contribute 1% to 16% (in 1% increments) of any profit sharing award or gainsharing payment received after January 1, 1997. Such contributions are not matched by the Company.

Participants may elect to make their contributions on a before or after tax basis or a combination thereof. Company matching contributions are made on a "pretax" basis. Highly compensated participants may be required to reduce the amount of "pretax" contributions made to or held by the Plan on their behalf to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

Participants in the Plan are fully vested in their account balances. Withdrawals and distributions are handled in accordance with the Plan provisions and are subject to certain regulatory restrictions. The trustee holds all of the Plan's investment assets and executes transactions therein.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

The Company is the Plan adminstrator and bears the related costs, except for investment-related and trustee fees, which are paid by the Plan.

3. Commingled Master Trust Investments

As of January 1, 1996, all of the assets of the Plan were transferred into a Master Trust under a Master Trust
Agreement between Reynolds Metals Company and The Northern
Trust Company, as trustee, and are commingled with the assets of three other savings plans of the Company and one of its subsidiaries. All the investments of the Plan were held in the Master Trust as of December 31, 1996.


                    Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

              Notes to Financial Statements (continued)

3. Commingled Master Trust Investments (continued)

Substantially all of the assets held in the Diversified Equities Fund and the Balanced Investment Fund generally are invested in the Vanguard Institutional Index Fund and the Vanguard STAR Fund, respectively, no-load mutual funds held and managed by The Vanguard Group of Investment Companies. Substantially all of the assets held in the International Equities Fund and the Small Capitalization Equities Fund are invested in the T. Rowe Price Foreign Equity Fund and the T. Rowe Price Small-Cap Value Fund, respectively, no-load mutual funds held and managed by T. Rowe Price Associates, Inc.

The assets held in the Interest Income Fund generally are invested in guaranteed investment contracts ("GICs") at a fixed rate of return and structured investment contracts ("SICs") with various insurance companies and banks. SICs represent a diversified portfolio of high grade investments held in the name of the Plan in conjunction with a corresponding contract with the issuer of the SIC to provide a fixed or variable rate of return (based on the investment experience and reset quarterly) on the cost of the portfolio. GICs and SICs generally provide for the full repayment of principal and interest. Upon the occurrence of certain events (including layoffs by the Company or its applicable affiliates), however, market value of the GIC or SIC, if lower than its book value, may be repaid (a "Market Value Adjustment"). Currently, in the opinion of the Company, the likelihood of a material loss to the Plan as a result of such a Market Value Adjustment is remote. Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The annual rate of return on these contracts during 1996 and 1995 was approximately 6.4% and 6.8%, respectively. The current yield on December 31, 1996 was 6.4% (6.8% on December 31, 1995). The fair value of the Plan's GICs approximates contract value.

In April 1991, Executive Life Insurance Company ("Executive Life"), the issuer of one of the guaranteed investment contracts then held by the Plan, was placed into conservatorship. The Company and the Plan entered into an agreement on August 1, 1991, whereby the Company was obligated to provide interest-free loans to the Plan for any amounts due under the guaranteed investment contract which Executive Life failed to pay. As of December 31, 1996, the Company had advanced to the Plan $12,335, which represents all amounts due under this contract. The Plan is obligated to repay the loans to the extent amounts are subsequently recovered from, or on behalf of, Executive Life, and any remaining balance will be forgiven by the Company. As of December 31, 1996, the Plan has repaid $9,770 of the advanced amounts and has outstanding advances of $2,565.


                    Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

              Notes to Financial Statements (continued)


3. Commingled Master Trust Investments (continued)

On August 11, 1994, insurance regulators took control of Confederation Life Insurance Company ("Confederation Life"), the issuer of a guaranteed investment contract held at the time by the Interest Income Fund with a contract value of $5,198. As of August 11, 1994, interest accruals with respect to the contract ceased, and funds represented by the contract were frozen.

As of May 31, 1997, the Plan had received payments totaling
$6,146 from Confederation Life with respect to the frozen contract amount. These payments were allocated pro rata among the accounts of participants who were invested in the Plan's Interest Income Fund on August 11, 1994, based on their percentage interest in the Confederation Life contract.

Summarized financial fund information of the commingled accounts within the Master Trust is presented below:

                                                                             Inter-      Small
                              Reynolds  Diversified  Balanced   Interest    national  Capitalization
                               Stock     Equities   Investment   Income     Equities    Equities      Loan
                                Fund       Fund        Fund       Fund        Fund       Fund         Fund     Total
                             -----------------------------------------------------------------------------------------
MASTER TRUST NET
ASSETS-1996

Assets

 Accrued income              $    997                                                                         $    997
 Cash and cash equivalents      2,213     $    48     $     3    $17,070     $    4      $     3          -     19,341
 Contributions receivable         259         209         183        143         56          166          -      1,016
 Investments:
  Common stock                160,346           -           -          -          -            -               160,346
  Investment contracts              -           -           -    220,145          -            -               220,145
  Mutual funds                      -      88,863      36,576          -      8,640       19,993               154,072
  Loans to participants             -           -           -          -          -            -    $19,326     19,326
                             -----------------------------------------------------------------------------------------
Total assets                  163,815      89,120      36,762    237,358      8,700       20,162     19,326    575,243

Liabilities
 Accounts payable                   1           -           -         12          -            -          -         13
                             -----------------------------------------------------------------------------------------
Master Trust net assets      $163,814    $89,120      $36,762   $237,346     $8,700      $20,162    $19,326   $575,230

Portion of Master Trust
 allocable to the Plan       $160,492    $72,197      $28,083   $ 98,641     $7,440      $15,366    $11,327   $393,546
Percent                           98%        81%          76%        42%        86%          76%        59%        68%


                                                    Reynolds Metals Company
                                       Savings and Investment Plan for Salaried Employees

                                           Notes to Financial Statements (continued)

3. Commingled Master Trust Investments (continued)

                                                                               Inter-      Small
                                Reynolds  Diversified  Balanced   Interest    national  Capitalization
                                 Stock     Equities   Investment   Income     Equities    Equities      Loan
                                  Fund       Fund        Fund       Fund        Fund       Fund         Fund     Total
                             ------------------------------------------------------------------------------------------
CHANGES IN MASTER TRUST
ASSETS -1996
 Additions:
  Contributions from plans     $ 12,532    $ 9,542     $ 5,183   $ 31,537     $1,255      $ 2,654          -   $ 62,703
  Net realized and unrealized
   appreciation (depreciation)
   of investments                   893     13,648       3,493          -        593        1,973                20,600
  Interest and dividends          4,022      1,636       1,203     13,662        172          754     $1,451     22,900
  Assets transferred into
   Master Trust                 160,852     52,275      20,342     95,414      2,771        6,689     15,543    353,886
                             ------------------------------------------------------------------------------------------
                                178,299     77,101      30,221    140,613      4,791       12,070     16,994    460,089
 Deductions:
  Distributions to plans          6,753      2,885       1,246     11,722        165          301        514     23,586
  Administrative expenses             -          -           -         49          -            -          -         49
                             ------------------------------------------------------------------------------------------
                                  6,753      2,885       1,246     11,771        165          301        514     23,635
  Interfund transfers-net        (7,732)     6,822       2,128    (16,531)     4,074        8,393      2,846          -
                             ------------------------------------------------------------------------------------------
Net additions                   163,814     81,038      31,103    112,311      8,700       20,162     19,326    436,454

Master Trust net assets at
 beginning of period                  -      8,082       5,659    125,035          -            -          -    138,776
                             ------------------------------------------------------------------------------------------
Master Trust net assets
 at end of period              $163,814    $89,120     $36,762   $237,346     $8,700      $20,162    $19,326   $575,230
                             ==========================================================================================


4. Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                          December 31,
                                                       1996         1995
                                                    ------------------------
     Net assets available for benefits per the
      financial statements                           $393,546     $346,450


     Amounts allocated to withdrawn participants          329         280
                                                    ------------------------
     Net assets available for benefits per the
      Form 5500                                      $393,217     $346,170
                                                    ========================


                    Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

              Notes to Financial Statements (continued)

4. Differences Between Financial Statements and Form 5500 (continued)

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                        Year ended
                                                        December 31,
                                                           1996
                                                        ------------
     Benefits paid to participants per the
      financial statements                               $16,472
     Add:  Amounts allocated on Form 5500 to
      withdrawn participants in the current year             329
     Less:  Amounts allocated on Form 5500 to
      withdrawn participants in the prior year              (280)
                                                        ------------
     Benefits paid to participants per the Form 5500     $16,521
                                                        ============


5. Income Taxes

The Internal Revenue Service has determined that the Plan qualifies under Section 401(a) of the Internal Revenue Code
(the "Code"). As long as the Plan continues to be qualified, under present Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account. Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or on any capital gains realized by it or on any unrealized appreciation of investments.





                       INDEX TO EXHIBITS



Exhibit A   Consent of Independent Auditors


                                                        EXHIBIT A

                CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment Plan for Salaried Employees and in the related Prospectus of our report dated June 19, 1997, with respect to the financial statements of the Reynolds Metals Company Savings and Investment Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                        Ernst & Young LLP



Richmond, Virginia
June 19, 1997